Exhibit 99.1
Baker Hughes Announces Fourth Quarter and Annual Results
HOUSTON, Texas — January 25, 2011. Baker Hughes Incorporated (BHI — NYSE) today announced net income attributable to Baker Hughes for the fourth quarter 2010 of $335 million or $0.77 per diluted share compared to $84 million or $0.27 per diluted share for the fourth quarter 2009 and $255 million or $0.59 per diluted share for the third quarter 2010. Net income attributable to Baker Hughes for the year 2010 was $812 million or $2.06 per diluted share, compared to $421 million or $1.36 per diluted share for the year 2009.
Income attributable to Baker Hughes for the fourth quarter 2010, excluding acquisition-related costs and a gain on investment, was $366 million or $0.84 per diluted share.
Revenue for the fourth quarter 2010 was $4.42 billion, up 82% compared to $2.43 billion for the fourth quarter 2009 and up 8% compared to $4.08 billion for the third quarter 2010. Revenue for the year 2010 was $14.41 billion, up 49% compared to $9.66 billion for the year 2009.
Results for the year 2010 include results of BJ Services starting from May 2010 unless otherwise stated.
Chad C. Deaton, Baker Hughes chairman and chief executive officer, said, “In North America, margins increased almost 500 basis points sequentially reflecting the ongoing strength of customer spending in unconventional oil and gas plays and price realization. Given high oil prices and relatively low gas prices, customers are increasing drilling in crude oil and liquids rich natural gas plays where service intensity continues to increase. The trend toward longer horizontal wells with more frac stages is benefitting our directional drilling systems, completions and pressure pumping sales.
“We continue to make good progress with the integration of BJ Services and Baker Hughes. We are increasing the pull through of Baker Hughes products into pressure pumping projects and have also been able to leverage our leadership in drilling and completions technology to pull through pressure pumping.
“Given the ongoing delays in permitting new work offshore in the Gulf of Mexico, particularly in the deepwater, many operators have increased workover activity in order to offset production

Baker Hughes Incorporated News Release	Page 2
Baker Hughes Announces Fourth Quarter and Annual Results
declines from existing fields. In the fourth quarter 2010, we benefitted from increased share of the incremental workover and completion activity as well as increased interest in drilling deep high pressure high temperature wells on the shelf. However, we remain concerned about the pace of permit approval, for both deepwater and shelf drilling, which continues to weigh on the outlook for the Gulf of Mexico.
“International operating profit margins improved 375 basis points sequentially in the quarter as a result of reduced support costs, improving productivity and seasonally strong product sales. Margins improved sequentially in all regions except Africa where margins were unchanged. International pricing appears to have bottomed in some markets and in some product lines. We are continuing to execute our plans to increase international profit margins.
“Looking ahead, we expect the economic recovery to continue resulting in increased oil demand and support for higher oil prices and a sustained multi-year expansion of international spending. However, at the current pace, we do not expect meaningful price leverage in our international markets until late 2011.
Debt increased by $39 million to $3.88 billion and cash and short-term investments decreased by $150 million to $1.71 billion compared to the third quarter 2010. Capital expenditures were $486 million, depreciation and amortization expense was $326 million and dividend payments were $66 million in the fourth quarter 2010. Capital expenditures were $1.49 billion, depreciation and amortization expense was $1.07 billion and dividend payments were $241 million in the year 2010.
Earnings before interest, taxes, depreciation and amortization or “EBITDA” per diluted share for fourth quarter 2010 was $2.18, up $1.07 or 96% compared to $1.11 for the fourth quarter 2009 and up $0.54 or 33% compared to $1.64 for the third quarter 2010. EBITDA for the year 2010 was $6.63 per diluted share up $1.93 or 41% from $4.70 for the year 2009. EBITDA is a non-GAAP measure and is calculated in Table 1 (Calculation of EBIT and EBITDA (non-GAAP measures)).
In addition to reported results, we are also providing “Supplemental Financial Information” in Table 3 for revenue and operating profit before tax (a non-GAAP measure). This information presents pro forma combined revenue and operating profit before tax for Baker Hughes and BJ Services for all periods referenced and reflects the current estimated depreciation and amortization expense associated with the acquisition of BJ Services.

Baker Hughes Incorporated News Release	Page 3
Baker Hughes Announces Fourth Quarter and Annual Results
Financial Information
Consolidated Statements of Operations

	Three Months Ended
UNAUDITED	December 31,		September 30,
(In millions, except per share amounts)	2010	2009	2010
Revenues	$4,423	$2,428	$4,078

Costs and Expenses:
Cost of revenues	3,421	1,879	3,189
Research and engineering	105	98	118
Marketing, general and administrative	279	285	354
Acquisition-related costs	56	16	12

Total costs and expenses	3,861	2,278	3,673

Operating income	562	150	405
Gain on investments	6	4	—
Interest expense, net	(48)	(32)	(39)

Income before income taxes	520	122	366
Income taxes	(178)	(38)	(111)

Net income	342	84	255
Net income attributable to noncontrolling interests	(7)	—	—

Net income attributable to Baker Hughes	$335	$84	$255

Basic earnings per share of Baker Hughes	$0.78	$0.27	$0.59

Diluted earnings per share of Baker Hughes	$0.77	$0.27	$0.59

Weighted average shares outstanding, basic	432	310	432
Weighted average shares outstanding, diluted	434	311	433

Depreciation and amortization expense	$326	$179	$293

Capital expenditures	$486	$292	$466

Baker Hughes Incorporated News Release	Page 4
Baker Hughes Announces Fourth Quarter and Annual Results
Financial Information
Consolidated Statements of Operations

	Twelve Months Ended
UNAUDITED	December 31,	December 31,
(In millions, except per share amounts)	2010	2009
Revenues	$14,414	$9,664

Costs and Expenses:
Cost of revenues	11,184	7,397
Research and engineering	429	397
Marketing, general and administrative	1,250	1,120
Acquisition-related costs	134	18

Total costs and expenses	12,997	8,932

Operating income	1,417	732
Gain on investments	6	4
Interest expense, net	(141)	(125)

Income before income taxes	1,282	611
Income taxes	(463)	(190)

Net Income	819	421
Net income attributable to noncontrolling interests	(7)	—

Net income attributable to Baker Hughes	$812	$421

Basic earnings per share attributable to Baker Hughes	$2.06	$1.36

Diluted earnings per share attributable to Baker Hughes	$2.06	$1.36

Weighted average shares outstanding, basic	394	310
Weighted average shares outstanding, diluted	395	311

Depreciation and amortization expense	$1,069	$711

Capital expenditures	$1,491	$1,086

Baker Hughes Incorporated News Release
Baker Hughes Announces Fourth Quarter and Annual Results
Table 1: Calculation of EBIT and EBITDA (non-GAAP measures)1

	Three Months Ended
	December 31, 2010		December 31, 2009		September 30, 2010
		per diluted		per diluted		per diluted
UNAUDITED	millions	share	millions	share	millions	share

Net income attributable to Baker Hughes	$335	$0.77	$84	$0.27	$255	$0.59

Net income attributable to NCI[2]	7		—		—
Income taxes	178		38		111

Income before income taxes	520		122		366
Interest expense, net	48		32		39
Acquisition-related costs[3]	56		16		12
(Gain) on investments	(6)		(4)		—

Earnings before interest and taxes (EBIT)	618	$1.42	166	$0.53	417	$0.96

Depreciation and amortization expense	326		179		293

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$944	$2.18	$345	$1.11	$710	$1.64

	Twelve Months Ended
	December 31, 2010[4]		December 31, 2009
		per diluted		per diluted
UNAUDITED	millions	share	millions	share

Net income attributable to Baker Hughes	$812	$2.06	$421	$1.36

Net income attributable to NCI[2]	7		—
Income taxes	463		190

Income before income taxes	1,282		611
Interest expense, net	141		125
Acquisition-related costs[2]	134		18
(Gain) on investments	(6)		(4)

Earnings before interest and taxes (EBIT)	1,551	$3.93	750	$2.41

Depreciation and amortization expense	1,069		711

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$2,620	$6.63	$1,461	$4.70

[1]	EBIT, EBITDA, EBIT per diluted share and EBITDA per diluted share (as defined in the calculations above) are non-GAAP measurements. Management uses EBIT and EBITDA because it believes that such measurements are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

[2]	Noncontrolling interests.

[3]	Costs related to the acquisition and integration of BJ Services.

[4]	Includes results of BJ Services starting from May 2010.

Baker Hughes Incorporated News Release
Baker Hughes Announces Fourth Quarter and Annual Results
Consolidated Balance Sheets

	(UNAUDITED)	(AUDITED)
	December 31,	December 31,
(In millions)	2010	2009

ASSETS
Current Assets:
Cash and short-term investments	$1,706	$1,595
Accounts receivable, net	3,942	2,331
Inventories, net	2,594	1,836
Other current assets	465	463

Total current assets	8,707	6,225

Property, plant and equipment, net	6,310	3,161
Goodwill	5,869	1,418
Intangible assets, net	1,569	195
Other assets	420	440

Total assets	$22,875	$11,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,496	$821
Short-term borrowings and current portion of long-term debt	331	15
Accrued employee compensation	589	448
Income taxes payable	145	95
Other accrued liabilities	504	234

Total current liabilities	3,065	1,613

Long-term debt	3,554	1,785
Deferred income taxes and other tax liabilities	1,323	309
Long-term liabilities	647	448

Stockholders’ Equity	14,286	7,284

Total liabilities and stockholders’ equity	$22,875	$11,439

Baker Hughes Incorporated News Release
Baker Hughes Announces Fourth Quarter and Annual Results
Table 2: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin,1,2

	Three Months Ended
	December 31,	December 31,	September 30,
(In millions)	2010	2009	2010
Segment Revenue
North America	$2,210	$787	$2,006
Latin America	482	296	431
Europe/Africa/Russia Caspian	793	696	757
Middle East/Asia Pacific	657	469	606
Industrial Services and Other	281	180	278

Oilfield Operations	$4,423	$2,428	$4,078

Profit Before Tax
North America	$478	$72	$340
Latin America	43	8	9
Europe/Africa/Russia Caspian	64	93	47
Middle East/Asia Pacific	68	45	39
Industrial Services and Other	28	24	36

Oilfield Operations	681	242	471

Corporate and Other Profit Before Tax
Acquisition-related costs	(56)	(16)	(12)
Gain on investments	6	4	—
Interest expense, net	(48)	(32)	(39)
Corporate and other	(63)	(76)	(54)

Corporate, net interest and other	(161)	(120)	(105)

Total Profit Before Tax	$520	$122	$366

Profit Before Tax Margin[2]
North America	22%	9%	17%
Latin America	9%	3%	2%
Europe/Africa/Russia Caspian	8%	13%	6%
Middle East/Asia Pacific	10%	10%	6%
Industrial Services and Other	10%	13%	13%

Oilfield Operations	15%	10%	12%

Baker Hughes Incorporated News Release
Baker Hughes Announces Fourth Quarter and Annual Results
Table 2: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin,1,2
(Continued)

	Twelve Months Ended
	December 31,	December 31,
(In millions)	2010	2009
Segment Revenue
North America	$6,621	$3,165
Latin America	1,569	1,094
Europe/Africa/Russia Caspian	3,006	2,774
Middle East/Asia Pacific	2,247	1,937
Industrial Services and Other	971	694

Oilfield Operations	$14,414	$9,664

Profit Before Tax
North America	$1,163	$201
Latin America	74	78
Europe/Africa/Russia Caspian	260	458
Middle East/Asia Pacific	177	241
Industrial Services and Other	99	70

Oilfield Operations	1,773	1,048

Corporate and Other Profit Before Tax
Acquisition-related costs	(134)	(18)
Gain on investments	6	4
Interest expense, net	(141)	(125)
Corporate and other	(222)	(298)

Corporate, net interest and other	(491)	(437)

Total Profit Before Tax	$1,282	$611

Profit Before Tax Margin[2]
North America	18%	6%
Latin America	5%	7%
Europe/Africa/Russia Caspian	9%	17%
Middle East/Asia Pacific	8%	12%
Industrial Services and Other	10%	10%

Oilfield Operations	12%	11%

[1]	Before April 2010 we reported results for two segments — Drilling and Evaluation and Completion and Production. In May 2009, we announced a new organization for Baker Hughes and began a transition period in which both product line and geographic information were used to allocate resources and assess performance. That transition was completed at the beginning of the second quarter 2010 and we are now disclosing results for five segments: North America (Canada, US and Trinidad), Latin America (including Mexico), Europe/Africa/Russia Caspian (excluding Egypt), Middle East/Asia Pacific (including Egypt), and Industrial and Other (downstream chemicals, process and pipeline equipment, and reservoir technology and consulting). Information on Baker Hughes historical results by these new segments can be found on our website at www.bakerhughes.com/investor in the Financial Information section.

[2]	Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

Baker Hughes Incorporated News Release	Page 9
Baker Hughes Announces Fourth Quarter and Annual Results
Table 3: Supplemental Financial Information (Pro Forma Combined Basis)1
The following table contains non-GAAP measures of segment revenue, operating profit before tax2, and operating profit before tax margin3. Management uses this information to perform meaningful comparisons between quarters and believes that this information may be useful to investors. It is based on revenue and operating profit before tax: (1) previously reported by Baker Hughes in all periods; and (2) previously reported by BJ Services for the quarter ended December 31, 2009. Revenue and operating profit before tax have been reclassified into Baker Hughes’ new segments. Operating profit before tax for all periods includes pro forma charges of $33 million per quarter for depreciation and amortization of tangible and intangible assets associated with the acquisition of BJ Services and a credit to corporate interest expense of $3 million, for a net of $30 million. The historical allocation to segments of depreciation and amortization of tangible and intangible assets associated with the acquisition of BJ Services is the same as the actual allocation of these charges in May through December 2010. No adjustments have been made for cost or revenue synergies or any other integration related items that may have affected these quarters. Operating profit before tax for Baker Hughes and BJ Services also excludes expenses for reorganization, severance, impairment, and increases to allowance for doubtful accounts identified by each of the companies in their respective earnings news releases for the quarter ended December 31, 2009. Supplemental financial information for the first quarter 2008 through the fourth quarter 2010 can be found on our website at www.bakerhughes.com/investor in the Financial Information section.

	Three Months Ended
	December 31,	December 31,	September 30,
(In millions)	2010	2009[4]	2010

Segment Revenue
North America	$2,210	$1,306	$2,006
Latin America	482	433	431
Europe/Africa/Russia Caspian	793	806	757
Middle East/Asia Pacific	657	571	606
Industrial Services and Other	281	244	278

Oilfield Operations	$4,423	$3,360	$4,078

Operating Profit Before Tax[2]
North America[2]	$478	$44	$340
Latin America[2]	43	33	9
Europe/Africa/Russia Caspian[2]	64	118	47
Middle East/Asia Pacific[2]	68	62	39
Industrial Services and Other	28	27	36

Oilfield Operations	$681	$284	$471

Operating Profit Before Tax Margin[3]
North America	22%	3%	17%
Latin America	9%	8%	2%
Europe/Africa/Russia Caspian	8%	15%	6%
Middle East/Asia Pacific	10%	11%	6%
Industrial Services and Other	10%	11%	13%

Oilfield Operations	15%	8%	12%

Baker Hughes Incorporated News Release	Page 10
Baker Hughes Announces Fourth Quarter and Annual Results
Table 3: Supplemental Financial Information (Pro Forma Combined Basis)1
(continued)

	Twelve Months Ended
	December 31,	December 31,
(In millions)	2010	2009[5]

Segment Revenue
North America	$7,585	$5,153
Latin America	1,736	1,627
Europe/Africa/Russia Caspian	3,132	3,169
Middle East/Asia Pacific	2,396	2,370
Industrial Services and Other	1,054	982

Oilfield Operations	$15,903	$13,301

Operating Profit Before Tax[2]
North America[2]	$1,217	$131
Latin America[2]	66	191
Europe/Africa/Russia Caspian[2]	264	536
Middle East/Asia Pacific[2]	191	325
Industrial Services and Other	102	103

Oilfield Operations	$1,840	$1,286

Operating Profit Before Tax Margin[3]
North America	16%	3%
Latin America	4%	12%
Europe/Africa/Russia Caspian	8%	17%
Middle East/Asia Pacific	8%	14%
Industrial Services and Other	10%	10%

Oilfield Operations	12%	10%

[1]	This supplemental financial information is provided for illustrative purposes and is not intended to represent or be indicative of the consolidated results of operations or financial position of Baker Hughes had the acquisition been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company.

[2]	Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Management uses operating profit before tax because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by investors to make informed investment decisions.

[3]	Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses the operating profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

[4]	Operating profit before tax in the fourth quarter 2009 excludes these identified costs: (1) charges Baker Hughes disclosed associated with reorganization, severance and acquisition costs (associated with the acquisition of BJ Services) were $52 million, and charges associated with allowances for doubtful accounts were $22 million in the fourth quarter 2009, totaling $74 million and were recognized in the following segments: North America — $9 million; Latin America — $19 million; EARC — $13 million; and MEAP — $7 million and $26 million at Corporate; (2) BJ Services merger costs were $3 million, and were recognized at Corporate.

[5]	Operating profit before tax for the year 2009 excludes these identified costs: (1) charges Baker Hughes disclosed associated with reorganization, severance and acquisition costs (associated with the acquisition of BJ Services) were $155 million, and charges associated with allowances for doubtful accounts were $94 million for the year 2009, totaling $249 million, and were recognized in the following segments: North America — $76 million; Latin America - $63 million; EARC — $45 million; and MEAP — $27 million and $38 million at Corporate; (2) BJ Services charges associated with reorganization, severance and merger costs were $54 million for the year 2009, and were recognized in the following segments: North America — $27 million; Latin America — $4 million; and MEAP — $10 million and $13 million at Corporate.

Baker Hughes Incorporated News Release	Page 11
Baker Hughes Announces Fourth Quarter and Annual Results
Operational Highlights
North America
The service intensity of land-based drilling in North America continues to escalate as we advance our capability to leverage pressure pumping and Baker Hughes’ legacy product lines. For example we were recently awarded a multi-well 90-stage program in the Williston Basin that includes drilling, completions, wireline perforating, bits, cementing and pressure pumping.
In the Alberta oil sands, our Xtreme Temperature ESP system set a record run life in a Steam Assisted Gravity Drainage (SAGD) application of more than 800 days of continuous operation in one of the harshest ESP environments. In addition, 17 CENtigrate UltraTemperature ESP systems were installed and now have more than 2,570 days of operation.
Also in Canada, we have received an exclusive award from EnCana to utilize our 4 3/4” TruTrak systems on coil-tubing rigs in the Entice coal bed methane project where the customer plans to drill 1,200 shallow vertical and directional wells over the next 18 months.
In the Gulf of Mexico, we have been awarded a four-year contract by Chevron for deepwater pressure pumping services. The award recognizes the unique capacity and delivery capabilities of our two world-class pressure pumping vessels.
We successfully continue to meet operational performance requirements and develop new technologies through collaborative contracts at McMoRan’s Deep Gas Projects in the Gulf of Mexico’s most challenging HPHT environments, with temperatures of 450° F and pressures of 27,000 psi.
Latin America
In the Brazil geomarket, we recently achieved a milestone, having drilled more than 2,000,000 feet mostly at water depth greater than 1,000 feet, where our customer’s challenges for drilling operations are greatest. We have been awarded the installation of complete cuttings handling and drying systems for seven rigs being built for Petrobras. Once the installations are completed, the number of deepwater rigs serviced by BHI Fluids Environmental Services in Brazil will increase to 34.
In Bolivia’s San Alberto gas field, we installed one of the world’s deepest HPHT Level IV Multilateral well completion Intelligent Well Systems (IWS) at 14,400 ft.

Baker Hughes Incorporated News Release	Page 12
Baker Hughes Announces Fourth Quarter and Annual Results
Europe/Africa/Russia Caspian
Baker Hughes continues to see success in the introduction of new technology into the Continental Europe geomarket. As operators extend their reach into more difficult and hostile environments, they see the cost benefits that technology can bring. As an example, in Southeastern Poland we are drilling a two well exploration program with depth at 18,000 feet for conventional oil for POGC utilizing the AutoTrak-V system.
The Russia Caspian geomarket was recently awarded cementing services, liner hangers, completion systems, drill bits and advanced wireline for the giant South Yoletan field in Turkmenistan. This field is believed to be one of the largest and most challenging natural gas fields in the world. The customer expects to drill up to 25 wells over the next three years.
In the Sub-Saharan Africa geomarket, we were recently awarded a contract to provide oilfield chemicals and associated services for the Jubilee deepwater project located offshore Ghana.
Middle East/Asia Pacific
In the Saudi Arabia/Bahrain geomarket Baker Hughes is packaging Microwash remediation fluid with coiled tubing services. Treatment with Microwash cleans screens used in the completions of a large number of wells in Saudi Arabia, in some cases doubling production from treated wells.
Also in Saudi Arabia we have performed the inaugural deployment of the Ultra-Slim Equalizer, which has the same proven functionality as the larger size Equalizers; however, it enables clients to drill slim laterals (less than 5” hole size) and complete them ensuring higher recovery.
Across the Middle East we have completed a series of successful field trials with the new Mechanical Pipe Cutter. The new wireline tool is proving its ability to efficiently make multiple cuts per run, reducing rig time required to retrieve stuck drill pipe or tubing during workover operations. In Saudi Arabia, where a rig had suffered from stuck drillpipe for almost four weeks and where several competitors had been unsuccessful, the MPC severed the pipe on the first attempt, allowing drilling operations to resume.
In the Australasia geomarket, a US super major has recently awarded Baker Hughes an ultra-deepwater drilling and evaluation contract for a period of up to seven years. The first well is planned to commence in November 2011 from the drillship using a wide selection of advanced Baker Hughes drilling systems, logging-while-drilling technology and drill bits.

Baker Hughes Incorporated News Release	Page 13
Baker Hughes Announces Fourth Quarter and Annual Results
An international oil company (IOC) recently awarded Baker Hughes an ultra-deepwater drilling and evaluation contract on the SAIPEM-10K drillship for a period of two years plus a one-year option. The scope of work includes Indonesia, India and Sub-Sahara Africa.
In the Southeast Asia geomarket, Baker Hughes achieved a significant milestone in the Ultra HTHP play winning Drilling Fluids and FES work from an IOC in Malaysia. Work is expected to start in fourth quarter 2011. The work scope is very challenging with well depths of 4,500 m (14,765 ft) TVD, expected Bottom Hole Temperature (BHT) of 260°C (500°F) and mud weights greater than 2.25 SG (18.8 lb/gal).
The North Asia geomarket was awarded a major portion of the multi-segment services contract for the Chuandongbei Gas Project in Southwestern China by an IOC for a three-year period with options for another two years, based on our sour gas services experience. The contracts awarded include directional drilling and LWD, bits, fishing and milling, liner hangers, drilling fluids and waste management (FES). The 28-35 wells will range in depth from 4500 m to 7000 m and will be highly deviated. The production zones can have up to 17% H2S and 9% CO2 and elemental sulfur in a carbonate tight gas reservoir.
In China we have successfully installed a SubSepTM downhole oil-water separator in one of an IOC’s wells and delivered high water separation efficiency, pumping the separated water into a disposal zone thereby freeing up surface process capacity, which allowed the operator to significantly increase oil production by ramping up other wells. Based on these findings the IOC is planning to run two more systems in 2011.
Conference Call
The company has scheduled a conference call to discuss the results reported in today’s earnings announcement. The call will begin at 10:00 a.m. Eastern time, 9:00 a.m. Central time, on Tuesday January 25, 2011, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the company’s website and available for real-time viewing. To access the call, which is open to the public, please contact the conference call operator at (800) 374-2469, or (706) 634-7270 for international callers, 20 minutes prior to the scheduled start time, and ask for the “Baker Hughes Conference Call.” A replay will be available through Tuesday, February 8, 2011. The number for the replay is (800) 642-1687, or (706) 645-9291 for international callers, and the access code is 35151016. The conference call will be webcast simultaneously at http://investor.shareholder.com/bhi/events.cfm on a listen-only basis. The call and replay will also be available on our website at www.bakerhughes.com/investor.
Forward-Looking Statements

Baker Hughes Incorporated News Release	Page 14
Baker Hughes Announces Fourth Quarter and Annual Results
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward—looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” ”probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward—looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2009; Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward—looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; the integration of BJ Services, including its synergies, financial results and operations; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Baker Hughes-BJ Services acquisition — preliminary estimates of acquisition accounting may change; the inability to achieve the expected benefits of the acquisition, including financial and operating results; the risk that the cost savings and any other synergies from the transaction may not be realized or take longer to realize than expected; the ability to successfully integrate the businesses; and with respect to the historical financial information for BJ Services disclosed or utilized in this news release: the estimates, pro forma calculations and quarterly results have not been audited and actual results may differ materially, no assurance can be given that these results were realized or can be considered predictive of actual or future results, and that we do not intend to update or otherwise revise these estimates.
Economic conditions — the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; and foreign currency exchange fluctuations and changes in the capital markets in locations where we operate.
Oil and gas market conditions — the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for, crude oil and

Baker Hughes Incorporated News Release	Page 15
Baker Hughes Announces Fourth Quarter and Annual Results
natural gas; drilling activity; the impact of recovery from the now lifted US Gulf of Mexico drilling moratorium; the timing for new drilling permits both on the shelf and in the deepwater; and changes in the regulation of drilling in the US Gulf of Mexico or other areas as well as higher operating costs; excess productive capacity; crude and product inventories; LNG imports; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks — war, military action, terrorist activities or extended periods of international conflict, particularly involving any major petroleum—producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action.
Price, market share, contract terms, and customer payments — our ability to obtain market prices for our products and services; the effect of the level and sources of our profitability on our tax rate; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources — our ability to manage the costs and availability of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity, including forecasted costs to meet our revenue goals; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; the accuracy of our estimates regarding our capital spending requirements; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions — the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the US and other countries in which we operate; outcome of government and legal proceedings as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the company does business; new laws, regulations and policies that could have a significant impact on the

Baker Hughes Incorporated News Release	Page 16
Baker Hughes Announces Fourth Quarter and Annual Results
future operations and conduct of all businesses; restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling; permit and operational delays or program reductions as a result of the new regulations and recovery from the drilling moratorium in the Gulf of Mexico; changes in export control laws or exchange control laws; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in laws in countries identified by management for immediate focus; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
Environmental matters — unexpected, adverse outcomes or material increases in liability with respect to environmental remediation sites where we have been named as a potentially responsible party; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment.
Baker Hughes provides reservoir consulting, drilling, pressure pumping, formation evaluation, completion and production products and services to the worldwide oil and gas industry.